UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

UTAH URANIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9

Moab, UT 84532

(Address of principal executive offices, including zip code)

(435) 259-0460

(Registrant's telephone Number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2007, the Company entered into a Purchase Agreement (the "Agreement") with David Lacy and Michael Lacy for the purchase of certain mining claims (the "Whale Claims"). David and Michael Lacy own a 100% interest in the Whale Claims located in the State of Utah. Under the terms of the agreement David and Michael Lacy will transfer all of their interest to the Company in exchange for cash and shares of common stock as follows:

-    $40,000 cash to be paid upon execution of the Agreement

-    $40,000 cash to be paid by October 1, 2007

-    $40,000 cash to be paid by February 1, 2008

-    $80,000 cash to be paid by June 1, 2008

-    $80,000 cash to be paid by June 1, 2009

-    100,000 common shares to be issued upon Execution of the Agreement

-    50,000 common shares to be issued by October 1, 2007

-    50,000 common shares to be issued by February 1, 2008

-    100,000 common shares to be issued by June 1, 2008

-    100,000 common shares to be issued by June 1, 2009

A copy of the Agreement is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

a)    Financial Statements

        None

b)    Exhibits

        10.1 Purchase Agreement with David Lacy and Michael Lacy dated August 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per: /s/ Peter Dickie

Peter Dickie

President and Director